                                                                    EXHIBIT 99.1

                            LAMAR ADVERTISING COMPANY

                                LAMAR MEDIA CORP.


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT

                       PURSUANT TO 18 U.S.C. SECTION 1350


         Each of the undersigned officers of Lamar Advertising Company ("Lamar") and Lamar Media Corp. ("Media") certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar and Media for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.



Dated: November 12, 2002       By: /s/ Kevin P. Reilly, Jr.
                                   -----------------------
                                   Kevin P. Reilly, Jr.
                                   Chief Executive Officer, Lamar Advertising
                                   Company
                                   Chief Executive Officer, Lamar Media Corp.


Dated: November 12, 2002       By: /s/ Keith A. Istre
                                   ------------------
                                   Keith A. Istre
                                   Chief Financial Officer, Lamar Advertising
                                   Company
                                   Chief Financial Officer, Lamar Media Corp.